CarLotz Closes 50% of its Stores to Strategically Focus on Path to Profitability

RICHMOND, Virginia, June 21, 2022 (GLOBE NEWSWIRE) – CarLotz, Inc. (the “Company” or “CarLotz”; NASDAQ: LOTZ), a leading consignment-to-retail used vehicle marketplace, today announced the closure of 11 dealership stores, or “hubs,” as part of a strategic review of the business, with cash preservation and future profitable growth as key determining factors. In addition, three locations with executed leases will not be opened. The Company will focus on growing the remaining hubs which it believes will produce, in combination, the highest future growth potential, highest profit potential, and the most attractive sourcing opportunities.

“While decisions that impact our teammates are not taken lightly and are not easy, we believe the hub closures are a necessary step to help improve the Company’s financial performance. We greatly appreciate all our teammates have done for CarLotz and are committed to help support them through this transition,” said Lev Peker, CEO of CarLotz.

The Company is closing these 11 hubs for retail sales on June 21, 2022 with all hub closing activities to be completed by July 8, 2022. The closures will result in an estimated workforce reduction of 25% to 30%. The Company estimates the closures should reduce loss from operations by approximately $12 million to $13 million on an annualized basis. This estimate assumes, among other things, that the Company will be unable to sub-lease any locations. The Company is evaluating opportunities to sub-lease or assign certain locations to interested parties. If we are able to sub-lease or assign the leases associated with the 11 hubs and the three unopened locations, the Company estimates an additional savings of $7.5 million to $8.5 million in occupancy costs per year.

In addition to the anticipated reduction in loss from operations going forward, the Company believes the hub closures should provide additional working capital of approximately $10 million, as inventory is liquidated based on anticipated sale prices at these locations. This anticipated increase in liquidity will be partially offset by one-time severance costs of approximately $500,000 to $600,000. The Company estimates one-time non-cash charges of $2 million to $5 million associated with the impairment of lease assets and $5 million to $6 million associated with the impairment of other fixed assets. Other future costs, such as contract termination costs, are yet to be determined and will be dependent in part on current lease negotiations.

“Over the last twelve months, our sourcing has been challenged. Growing our mix of consumer sourced vehicles is a priority to complement our retail remarketing sourcing channel and reduce our reliance on auctions. We believe the closures should allow us to improve sourcing across a smaller hub base and focus on the productivity and efficiency of the remaining hubs. We also believe this is the first step to building a stronger CarLotz, enhancing cash preservation, and creating a path to profitability,” Peker continued.

The following hubs are being closed:

–Atlanta – Lilburn, GA
–Bakersfield, CA
–Clearwater, FL
–Highland Park, IL
–Merritt Island, FL
–Mobile, AL
–Nashville – Madison, TN
–Plano, TX
–San Antonio, TX
–Seattle – Lynnwood, WA
–St. Louis – O’Fallon, IL

About CarLotz
CarLotz operates a consignment-to-retail used vehicle marketplace that provides our corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. Our mission is to create the world's greatest vehicle buying and selling experience. We operate a technology-enabled buying, sourcing, and selling model that offers an omni-channel experience and diverse selection of vehicles. Our proprietary technology provides our corporate vehicle sourcing partners with real-time performance metrics and data analytics, along with custom business intelligence reporting that enables vehicle triage optimization between the wholesale and retail channels.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include statements that are not historical facts, such as statements concerning possible or assumed future actions, business strategies, events or results of operations, including statements regarding CarLotz’ expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such statements are based on management’s current expectations and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause such differences include those disclosed in CarLotz’ filings with the SEC, including those resulting from the impact of the ongoing Covid-19 pandemic on our business and general business and economic conditions and our ability to successfully execute our business plan, including achieving the anticipated benefits from the announced closure of 11 of our hub locations and our estimate of the associated costs and charges. Forward-looking statements speak only as of the date they are made, and CarLotz is under no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Susan Lewis, VP - Investor Relations, slewis@carlotz.com

or

CarLotzIR@icrinc.com

Media:

Leslie Griles, Leslie.Griles@carlotz.com
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